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                                                                    EXHIBIT 5(a)








                 [Letterhead of J.P. Morgan & Co. Incorporated]


                                                                October 20, 1997



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

            RE:  J.P. Morgan & Co. Incorporated
                 Amendment No. 3 to the
                 J.P. Morgan & Co. Incorporated and
                 J.P. Morgan Index Funding Company I
                 Registration Statement on Form S-3
                 File Nos. 333-01121--333-01121-01


Dear Sir or Madame:


            I am a Vice President and Assistant General Counsel of J.P. Morgan & Co. Incorporated, a Delaware corporation ("J.P. Morgan") and in such capacity am acting as counsel in connection with J.P. Morgan's and J.P. Morgan Index Funding Company I's (the "Trust") Amendment No. 3 to the Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") with respect to $700,000,000 aggregate amount of Commodity-Indexed Preferred Securities to be issued by the Trust (the "Preferred Securities") along with Guarantees to be issued in connection with Preferred Securities (the "Registration Statement"). Capitalized terms not defined herein have the meaning given to them in the Registration Statement.

            I have examined such documents and made such other investigations as I have deemed necessary or advisable for purposes of this opinion. Based thereon, I am of the opinion that:

            1. J.P. Morgan is a corporation duly organized and validly existing under the laws of the State of Delaware.
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            2. The Guarantees of the Preferred Securities, when such Preferred
Securities have been duly authorized, executed, authenticated and delivered against payment therefor, will be legally issued and will constitute binding obligations of J.P. Morgan in accordance with their terms.

            I hereby consent to the filing of their opinion as an exhibit to the Registration Statement. I also consent to the use of my name under the caption "Legal Opinions" in the Prospectus contained in the Registration Statement.

                                    Very truly yours,


                                    /s/ Gene A. Capello
                                    -----------------------------------
                                    Name:  Gene A. Capello
                                    Title: Vice President and Assistant
                                           General Counsel